UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2016 (February 9, 2016)

AETHLON MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-37487 (Commission File Number)	13-3632859 (IRS Employer Identification Number)

9635 Granite Ridge Drive, Suite 100 San Diego, California (Address of principal executive offices)	92123 (Zip Code)

Registrant’s telephone number, including area code: (858) 459-7800

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This Form 8-K and other reports filed by us from time to time with the Securities and Exchange Commission contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. When used in such filings, the words "anticipate,” "believe," "estimate," "expect," "future," "intend," "plan" or the negative of these terms and similar expressions as they relate to us or our management identify forward-looking statements. Such statements reflect our current view with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to our industry, our operations and results of operations and any businesses that we may acquire. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 9, 2016, Mr. Richard H. Tullis, Ph. D., entered into a part-time consulting agreement with Aethlon Medical, Inc. (“us”, “we” or the “Company”). Mr. Tullis will retain his title of Chief Science Officer and will continue to provide services (the “Services”) under the terms of a Consulting Agreement (the “Consulting Agreement”) with the Company. In connection with the change in his employment, Mr. Tullis resigned as our Vice President. Under the Consulting Agreement, Mr. Tullis will render approximately twenty (20) hours per week of such Services, for which we will pay him a consulting fee of $10,000 per month. Mr. Tullis, 71, requested this change in his employment arrangement for personal reasons, including his desire to spend more time with his family. The term of the Consulting Agreement is for an initial sixty-day period and, unless terminated earlier by either party, shall automatically extend for additional one-month periods. Either party to the Consulting Agreement may terminate it upon 30 day’s prior written notice to the other party.

Concurrently with the entry into the Consulting Agreement, Mr. Tullis and the Company mutually agreed to terminate his Employment Agreement with the Company dated January 10, 2000 (the “Employment Agreement”).

Notwithstanding the termination of his Employment Agreement and his resignation as our Vice President, we have determined that because Mr. Tullis will continuously perform Services for the Company under the terms of the Consulting Agreement, the stock options granted to him under various stock option agreements dated December 15, 2008, September 27, 2010, July 1, 2013 and June 6, 2014, will remain in full force and effect, will continue to be exercisable and will continue vesting under their amended terms until such time as Mr. Tullis is no longer performing Services for us under the terms of the Consulting Agreement. We also agreed to increase the exercise period after termination of Services to the Company for any reason except for cause (including death and disability) under the various stock option agreements to thirty-six (36) months after the termination date, or the expiration date of the stock options agreements, whichever occurs first.

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by the Consulting Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.

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ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

As more fully described in Item 1.01 above, Mr. Tullis’ Employment Agreement with the Company was terminated on February 9, 2016 and Mr. Tullis resigned as our Vice President. Accordingly, Mr. Tullis is no longer entitled to any salary, bonuses or benefits under the Employment Agreement or as are available to officers of the Company. No penalties were incurred by us as a result of terminating the Employment Agreement. Mr. Tullis will continue to provide Services to us as Chief Science Officer pursuant to the terms of the Consulting Agreement described under Item 1.01 of this Current Report on Form 8-K. Reference is made to the disclosures set forth under Item 1.01 of this Current Report on Form 8-K, which disclosures are incorporated herein by reference.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

As more fully described in Item 1.01 and Item 1.02 above, on February 9, 2016, Mr. Tullis resigned as our Vice President. Based upon this resignation and his change in duties and compensation (and the limited scope of the Services required under the Consulting Agreement), we have determined that Mr. Tullis is no longer an “officer”, “executive officer” or “named officer” under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. Reference is made to the disclosures set forth under Item 1.01 and Item 1.02 of this Current Report on Form 8-K, which disclosures are incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) EXHIBITS

EXHIBIT NO.	DESCRIPTION

10.1	Richard H. Tullis Consulting Agreement dated February 9, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AETHLON MEDICAL, INC.

By: /s/ James B. Frakes
James B. Frakes
Dated: February 16, 2016	Chief Financial Officer

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EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

10.1	Richard H. Tullis Consulting Agreement dated February 9, 2016

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